EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


eGlobe, Inc.
Washington, DC


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 24, 2000, except for Notes 10 and 18, which are as of April 6, 2000 relating to the consolidated financial statements and schedule and supplemental consolidated financial statements and schedule of eGlobe, Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and in the Company's Current Report on Form 8-K dated May 22, 2000, respectively.

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 1999 relating to the combined consolidated financial statements of Telekey, Inc. and subsidiary and Travelers Teleservices, Inc., appearing in the Current Report on Form 8-K/A dated April 30, 1999.

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 21, 1999 relating to the combined financial statements of Connectsoft Communications Corporation, appearing in the Current Report on Form 8-K/A dated August 31, 1999.

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 16, 1999 relating to the combined financial statements of Highpoint International Telecom, Inc. and affiliates, appearing in the Current Report on Form 8-K/A dated December 28, 1999.

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 3, 2000 relating to the financial statements of Coast International, Inc., appearing in the Current Report on Form 8-K/A dated February 15, 2000.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                        /s/ BDO Seidman, LLP

Denver, Colorado
May 25, 2000